Exhibit 11
Computation of Earnings Per Common Share

                                                                                                   Proforma
                                                                  Years Ended September 30,        Year Ended
                                                     -------------------------------------------   --------------
                                                         1996           1995            1994       Sept. 30, 1996
                                                     ------------     ----------      ----------   --------------
Primary earnings
 Net income (loss)                                   ($2,961,000)     $1,815,000      ($924,000)     ($1,179,000)
                                                     ------------     ----------      ----------     ------------
                                                     ------------     ----------      ----------     ------------
Shares
 Weighted average number of
  common shares outstanding                           10,212,236       5,142,498      2,504,762       10,212,236

 Assumed exercise of options
  and warrants (as determined by
   the application of the treasury
    stock method)                                              -         957,196              -                -
                                                     ------------     ----------      ----------     ------------
Weighted average number of common
 shares outstanding as adjusted                       10,212,236       6,099,694      2,504,762       10,212,236
                                                     ------------     ----------      ----------     ------------
                                                     ------------     ----------      ----------     ------------
Primary earnings per common share
 Net income (loss)                                        ($0.29)          $0.30         ($0.37)          ($0.11)
                                                     ------------     ----------      ----------     ------------
Fully  diluted earnings
 Net income (loss)                                   ($2,961,000)     $1,815,000      ($924,000)     ($1,179,000)
                                                     ------------     ----------      ----------     ------------
                                                     ------------     ----------      ----------     ------------
Shares
 Weighted average number of common
  shares outstanding as adjusted                      10,212,236       6,099,694      2,504,762       10,212,236

Assuming conversion of convertible
 preferred stock and convertible debt                          -         252,121        118,307                -

                                                     ------------     ----------      ----------     ------------
Weighted average number of common
 shares outstanding as adjusted                       10,212,236       6,351,815      2,623,069       10,212,236
                                                     ------------     ----------      ----------     ------------
                                                     ------------     ----------      ----------     ------------
Fully diluted earnings per common share
 Net income (loss)                                        ($0.29)          $0.29         ($0.35)          ($0.11)
                                                     ------------     ----------      ----------     ------------
